ROGERS & WELLS
                          TWO HUNDRED PARK AVENUE
                             NEW YORK, NY 10166

                          Telephone (212) 878-8000
                         Telecopier (212) 878-8160
                                    (212) 878-8375
                            Telex 234493 RKWUR

                                                January 12, 1987



Concord Income Trust
Park 80 West, Plaza Two
Saddle Brook, New Jersey 07662

Gentlemen:

          We have acted as counsel for Concord Income Trust, a trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), in connection with the organization of the Trust, its registration as an open-end investment company under the Investment Company Act of 1940 and the registration of an indefinite number of its shares of beneficial interest, par value $.10 per share (the "Shares"), under the Securities Act of 1933 to be effected pursuant to a registration statement on Form N-1A (File No. 33-10543), as amended (the "Registration Statement").

          As counsel for the Trust, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares.
In addition, we have examined and are familiar with the Declaration of Trust of the Trust, the By-Laws of the Trust and such other documents as we have deemed relevant to the matters referred to in this opinion. As to matters governed by the laws of Massachusetts, we have relied upon an opinion of Hale & Dorr, dated January 12, 1987.

          Based upon the foregoing and such examination of law as we have deemed necessary, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration of not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of beneficial interest of the Trust.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus constituting a part thereof.

                                           Very truly yours,


                                           /s/ Rogers & Wells